Exhibit 99.1

Home Bancorp Announces 2014 Third Quarter Results

LAFAYETTE, La., Oct. 28, 2014 /PRNewswire/ -- Home Bancorp, Inc. (Nasdaq: "HBCP") (the "Company"), the parent company for Home Bank (www.home24bank.com), a Federally chartered savings bank headquartered in Lafayette, Louisiana (the "Bank"), announced net income of $2.9 million for the third quarter of 2014, an increase of $124,000, or 5%, compared to the second quarter of 2014 and an increase of $394,000, or 16%, compared to the third quarter of 2013. Diluted earnings per share were $0.41 for the third quarter of 2014, an increase of $0.01, or 3% from the second quarter of 2014 and an increase of $0.04, or 11%, compared to the third quarter of 2013.

"Although asset growth was tempered during the quarter, we continue to be pleased with our prospects for additional customer growth," stated John W. Bordelon, President and Chief Executive Officer of the Company and the Bank. "Our bankers are keenly focused on differentiating Home Bank by adding value in our customers' businesses and personal finances."

Loans and Credit Quality

Loans totaled $907.4 million at September 30, 2014, a decrease of $249,000 from June 30, 2014, and an increase of $226.5 million, or 33%, from September 30, 2013. The increase in loans outstanding at September 30, 2014 compared to September 30, 2013, primarily reflects our acquisition of Britton & Koontz Capital Corporation ("Britton & Koontz") and its wholly owned subsidiary, Britton & Koontz Bank, N.A. (Britton & Koontz Bank"), in February 2014. We acquired $298.7 million of total assets from Britton & Koontz, including $162.2 million of loans. During the third quarter of 2014, the decrease in our loan portfolio related primarily to commercial real estate (down $4.2 million), commercial and industrial loans (down $1.2 million) and home equity loans (down $925,000), which were offset by one- to four-family first mortgage (up $3.9 million), consumer (up $1.3 million) and construction and land loans (up $695,000).

The following table sets forth the composition of the Company's loan portfolio as of the dates indicated.

	September 30,	December 31,	Increase/(Decrease)
(dollars in thousands)	2014	2013	Amount	Percent
Real estate loans:
One- to four-family first mortgage	$234,316	$179,506	$54,810	31%
Home equity loans and lines	56,208	40,561	15,647	39
Commercial real estate	329,621	269,849	59,772	22
Construction and land	123,253	83,271	39,982	48
Multi-family residential	22,465	16,578	5,887	36
Total real estate loans	765,863	589,765	176,098	30
Other loans:
Commercial and industrial	95,535	77,533	18,002	23
Consumer	45,966	40,158	5,808	14
Total other loans	141,501	117,691	23,810	20
Total loans	$907,364	$707,456	$199,908	28%

Nonperforming assets ("NPAs") totaled $22.6 million at September 30, 2014, a decrease of $4.0 million compared to June 30, 2014 and a decrease of $4.9 million compared to September 30, 2013. $18.0 million of the $22.6 million in NPAs at September 30, 2014 relates to our acquisitions of Statewide Bank, GS Financial Corp. and Britton & Koontz. The ratio of our total NPAs to total assets was 1.79% at September 30, 2014, compared to 2.11% at June 30, 2014 and 2.85% at September 30, 2013. Excluding acquired assets, the ratio of NPAs was 0.44% at September 30, 2014, compared to 0.45% at June 30, 2014 and 0.69% at September 30, 2013.

The Company recorded net loan charge-offs of $1.2 million during the third quarter of 2014, compared to net loan charge-offs of $157,000 in the second quarter of 2014 and $84,000 in the third quarter of 2013, respectively. The Company's provision for loan losses for the third quarter of 2014 was $892,000, compared to $811,000 for the second quarter of 2014 and $453,000 for the third quarter of 2013. The increase in net loan charge-offs for the third quarter of 2014 resulted primarily from deterioration in a single commercial and industrial loan relationship.

The ratio of allowance for loan losses to total loans was 0.82% at September 30, 2014, compared to 0.85% and 0.95% at June 30, 2014 and September 30, 2013, respectively. Excluding acquired loans, the ratio of the allowance for loan losses to total loans was 1.01% at September 30, 2014, compared to 1.10% and 1.09% at June 30, 2014 and September 30, 2013, respectively.

Investment Securities Portfolio

The Company's investment securities portfolio totaled $192.5 million at September 30, 2014, an increase of $2.3 million, or 1%, from June 30, 2014, and an increase of $32.0 million, or 20%, from September 30, 2013. The increase compared to September 30, 2013 resulted primarily from the addition of securities acquired from Britton & Koontz. At September 30, 2014, the Company had a net unrealized gain position on its investment securities portfolio of $1.4 million, compared to net unrealized gains of $1.8 million and $1.1 million at June 30, 2014 and September 30, 2013, respectively. The Company's investment securities portfolio had a modified duration of 3.8 years at September 30, 2014, compared to 4.2 and 4.7 years at December 31, 2013 and September 30, 2013, respectively.

Deposits

Total deposits were $983.4 million at September 30, 2014, an increase of $1.6 million, or 0.2%, from June 30, 2014, and an increase of $217.6 million, or 28%, from September 30, 2013. The acquisition of Britton & Koontz added $216.6 million in deposits. During the third quarter of 2014, core deposits (i.e., checking, savings and money market accounts) increased $15.1 million, or 2%, from June 30, 2014, and increased $202.6 million, or 36%, from September 30, 2013. Core deposits acquired from Britton & Koontz totaled $151.9 million at acquisition date.

The following table sets forth the composition of the Company's deposits at the dates indicated.

	September 30,	December31,	Increase / (Decrease)
(dollars in thousands)	2014	2013	Amount	Percent
Demand deposit	$249,312	$174,475	$74,837	43%
Savings	79,870	56,694	23,176	41
Money market	224,721	192,303	32,418	17
NOW	205,182	125,391	79,791	64
Certificates of deposit	224,302	192,449	31,853	17
Total deposits	$983,387	$741,312	$242,075	33%

Net Interest Income

Net interest income for the third quarter of 2014 totaled $13.2 million, an increase of $111,000, or 1%, compared to the second quarter of 2014, and an increase of $2.8 million, or 27%, compared to the third quarter of 2013. The impact of the addition of Britton & Koontz's earning assets accounted for the majority of the increase from third quarter 2013 to third quarter 2014. The Company's net interest margin was 4.63% for the third quarter of 2014, one basis point lower than the second quarter of 2014 and 16 basis points lower than the third quarter of 2013. The decrease in the net interest margin in the third quarter 2014 compared to the third quarter 2013 was primarily the result of the impact of Britton & Koontz's interest-earning assets and interest-bearing liabilities. The Covered Loan portfolio yielded 16.22% during the third quarter of 2014, compared to 17.17% and 15.60% during the second quarter of 2014 and third quarter of 2013, respectively.

The following table sets forth the Company's average volume and rate of its interest-earning assets and interest-bearing liabilities for the periods indicated. Taxable equivalent ("TE") yields on investment securities are calculated using a marginal tax rate of 35%.

	For the Three Months Ended
	September 30, 2014		June 30, 2014		September 30, 2013
(dollars in thousands)	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Interest-earning assets:
Loans receivable	$904,216	5.70%	$898,123	5.72%	$676,639	6.07%
Investment securities (TE)	187,201	2.20	191,732	2.22	157,352	2.10
Other interest-earning assets	40,094	0.41	40,828	0.46	27,293	0.47
Total interest-earning assets	1,131,511	4.93	1,130,683	4.94	861,284	5.17

Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	505,458	0.23	493,892	0.23	389,773	0.24
Certificates of deposit	228,446	0.73	241,107	0.70	215,745	0.90
Total interest-bearing deposits	733,904	0.39	734,999	0.38	605,518	0.48
Securities sold repurchase agreement	20,643	0.36	20,819	0.36	-	-
FHLB advances	92,324	0.51	96,169	0.48	41,083	0.90
Total interest-bearing liabilities	$846,871	0.40	$851,987	0.39	$646,601	0.51

Net interest spread (TE)		4.53%		4.55%		4.66%
Net interest margin (TE)		4.63%		4.64%		4.79%

Noninterest Income

Noninterest income for the third quarter of 2014 totaled $2.2 million, a decrease of $92,000, or 4%, compared to the second quarter of 2014 and an increase of $380,000, or 21%, compared to the third quarter of 2013. The decrease in noninterest income in the third quarter of 2014 compared to the second quarter of 2014 resulted primarily from lower gains on the sale of mortgage loans (down $130,000), which was partially offset by increases in service fees and charges (up $31,000).

The increase in noninterest income in the third quarter of 2014 compared to the third quarter of 2013 resulted primarily from increases in service fees and charges (up $266,000) and bank card fees (up $130,000) due primarily to the Britton & Koontz acquisition and increased customer transactions.

Noninterest Expense

Noninterest expense for the third quarter of 2014 totaled $10.0 million, a decrease of $402,000, or 4%, compared to the second quarter of 2014 and an increase of $2.0 million, or 25%, compared to the third quarter of 2013. The decrease in noninterest expense in the third quarter of 2014 compared to the second quarter of 2014 resulted primarily from lower expenses on foreclosed assets (down $227,000), other expense (down $143,000 primarily from the absence of contract cancellation expense from the Britton & Koontz acquisition) and data processing and communications (down $96,000), which were partially offset by increases in compensation and benefits (up $73,000).

The increase in noninterest expense for the third quarter of 2014 compared to the third quarter of 2013 primarily relates to the growth of the Company's branch network due to the addition of Britton & Koontz branches and employees.

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles ("GAAP"). The Company's management uses this non-GAAP financial information in its analysis of the Company's performance. In this news release, information is included which excludes acquired loans. Management believes the presentation of this non-GAAP financial information provides useful information that is essential to a proper understanding of the Company's financial position and core operating results. This non-GAAP financial information should not be viewed as a substitute for financial information determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial information presented by other companies.

This news release contains certain forward–looking statements. Forward–looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

Forward–looking statements, by their nature, are subject to risks and uncertainties. A number of factors – many of which are beyond our control – could cause actual conditions, events or results to differ significantly from those described in the forward–looking statements. Home Bancorp's Annual Report on Form 10-K for the year ended December 31, 2013, describes some of these factors, including risk elements in the loan portfolio, the level of the allowance for losses on loans, risks of our growth strategy, geographic concentration of our business, dependence on our management team, risks of market rates of interest and of regulation on our business and risks of competition. Forward–looking statements speak only as of the date they are made. We do not undertake to update forward–looking statements to reflect circumstances or events that occur after the date the forward–looking statements are made or to reflect the occurrence of unanticipated events.

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF FINANCIAL CONDITION

	September 30,	September 30,	%	June 30,	December 31,
	2014	2013	Change	2014	2013
Assets
Cash and cash equivalents	$ 54,620,690	$ 35,953,034	52%	$ 56,326,293	$ 32,638,900
Interest-bearing deposits in banks	5,771,000	3,185,000	81	5,771,000	2,940,000
Investment securities available for sale, at fair value	181,238,080	151,453,721	20	179,201,896	149,632,153
Investment securities held to maturity	11,211,745	8,965,112	25	10,983,829	9,404,790
Mortgage loans held for sale	7,397,081	1,711,585	332	5,700,222	1,951,345
Loans covered by loss sharing agreements	18,492,286	23,723,936	(22)	19,335,355	21,673,808
Noncovered loans, net of unearned income	888,872,055	657,150,445	35	888,277,680	685,782,309
Total loans	907,364,341	680,874,381	33	907,613,035	707,456,117
Allowance for loan losses	(7,418,243)	(6,462,841)	15	(7,757,944)	(6,918,009)
Total loans, net of allowance for loan losses	899,946,098	674,411,540	33	899,855,091	700,538,108
FDIC loss sharing receivable	6,449,226	13,576,606	(53)	8,142,745	12,698,077
Office properties and equipment, net	38,217,660	30,312,996	26	37,538,630	30,702,635
Cash surrender value of bank-owned life insurance	19,047,294	17,638,008	8	18,930,780	17,750,604
Accrued interest receivable and other assets	35,847,211	24,688,760	45	36,558,809	25,984,346
Total Assets	$ 1,259,746,085	$ 961,896,362	31	$ 1,259,009,295	$ 984,240,958

Liabilities
Deposits	$ 983,386,883	$ 765,810,312	28%	$ 981,740,632	$ 741,312,416
Securities sold under repurchase agreement	20,540,654	-	-	20,710,415	-
Federal Home Loan Bank advances	95,000,875	50,900,000	87	102,531,304	97,000,000
Accrued interest payable and other liabilities	9,699,673	4,965,371	95	5,951,205	4,019,013
Total Liabilities	1,108,628,085	821,675,683	35	1,110,933,556	842,331,429

Shareholders' Equity
Common stock	89,968	89,579	-%	89,771	89,585
Additional paid-in capital	93,025,616	91,743,191	1	92,667,831	92,192,410
Treasury stock	(28,502,198)	(28,003,896)	2	(28,448,439)	(28,011,398)
Common stock acquired by benefit plans	(5,223,134)	(6,376,957)	(18)	(5,333,648)	(6,285,327)
Retained earnings	90,791,742	82,023,494	11	87,915,224	83,729,144
Accumulated other comprehensive income	936,006	745,268	26	1,185,000	195,115
Total Shareholders' Equity	151,118,000	140,220,679	8	148,075,739	141,909,529
Total Liabilities and Shareholders' Equity	$ 1,259,746,085	$ 961,896,362	31	$ 1,259,009,295	$ 984,240,958

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF INCOME

	For The Three Months Ended			For The Nine Months Ended
	September 30,		%	September 30,		%
	2014	2013	Change	2014	2013	Change
Interest Income
Loans, including fees	$ 13,090,209	$ 10,438,505	25%	$ 37,497,393	$ 30,578,885	23%
Investment securities	936,379	754,902	24	2,957,544	2,278,112	30
Other investments and deposits	41,723	32,471	29	119,403	96,077	24
Total interest income	14,068,311	11,225,878	25	40,574,340	32,953,074	23

Interest Expense
Deposits	718,367	729,941	(2)%	2,044,983	2,410,621	(15)%
Securities sold under repurchase agreements	18,838	-	-	54,147	-	-
Federal Home Loan Bank advances	118,522	92,610	28	350,003	358,806	(3)
Total interest expense	855,727	822,551	4	2,449,133	2,769,427	(12)
Net interest income	13,212,584	10,403,327	27	38,125,207	30,183,647	26
Provision for loan losses	891,989	453,133	97	1,847,958	3,221,326	(43)
Net interest income after provision for loan losses	12,320,595	9,950,194	24	36,277,249	26,962,321	35

Noninterest Income
Service fees and charges	1,008,416	741,983	36%	2,781,487	1,984,049	40%
Bank card fees	576,105	445,784	29	1,601,221	1,314,299	22
Gain on sale of loans, net	308,708	314,626	(2)	909,173	1,289,487	(30)
Income from bank-owned life insurance	116,513	114,473	2	342,347	351,575	(3)
Gain on the sale of securities, net	-	-	-	1,826	428,200	(100)
Discount accretion of FDIC loss sharing receivable	54,873	111,066	(51)	205,749	334,913	(39)
Other income	96,000	52,215	84	226,938	170,351	33
Total noninterest income	2,160,615	1,780,147	21	6,068,741	5,872,874	3

Noninterest Expense
Compensation and benefits	5,785,428	5,017,628	15%	18,292,578	14,993,975	22%
Occupancy	1,213,874	914,187	33	3,419,434	2,642,463	29
Marketing and advertising	244,364	152,270	61	695,823	563,793	23
Data processing and communication	964,541	574,364	68	3,396,596	1,842,036	84
Professional fees	210,459	217,657	(3)	925,961	623,909	48
Forms, printing and supplies	135,840	86,965	56	499,060	329,762	51
Franchise and shares tax	184,385	272,960	(32)	553,156	819,540	(33)
Regulatory fees	306,724	225,175	36	790,763	668,059	18
Foreclosed assets, net	91,836	90,982	1	772,972	236,740	227
Other expenses	830,629	451,767	84	2,248,952	1,710,201	32
Total noninterest expense	9,968,080	8,003,955	25	31,595,295	24,430,478	29
Income before income tax expense	4,513,130	3,726,386	21	10,750,695	8,404,717	28
Income tax expense	1,636,613	1,243,639	32	3,688,098	2,816,445	31
Net income	$ 2,876,517	$ 2,482,747	16	$ 7,062,597	$ 5,588,272	26

Earnings per share - basic	$ 0.44	$ 0.38	16%	$ 1.08	$ 0.84	29%
Earnings per share - diluted	$ 0.41	$ 0.37	11	$ 1.02	$ 0.80	28

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY FINANCIAL INFORMATION

	For The Three Months Ended			For The Three
	September 30,		%	Months Ended	%
	2014	2013	Change	June 30, 2014	Change
(dollars in thousands except per share data)
EARNINGS DATA
Total interest income	$ 14,068	$ 11,226	25%	$ 13,940	1%
Total interest expense	856	823	4	839	2
Net interest income	13,212	10,403	27	13,101	1
Provision for loan losses	892	453	97	811	10
Total noninterest income	2,161	1,780	21	2,252	(4)
Total noninterest expense	9,968	8,004	25	10,370	(4)
Income tax expense	1,636	1,243	32	1,420	15
Net income	$ 2,877	$ 2,483	16	$ 2,752	5

AVERAGE BALANCE SHEET DATA
Total assets	$ 1,242,370	$958,560	30%	$ 1,246,300	(0)%
Total interest-earning assets	1,131,511	861,284	31	1,130,683	0
Totals loans	904,216	676,639	34	898,123	1
Total interest-bearing deposits	733,904	605,518	21	734,999	(0)
Total interest-bearing liabilities	846,871	646,601	31	851,987	(1)
Total deposits	979,711	776,556	26	982,371	(0)
Total shareholders' equity	150,087	139,060	8	146,807	2

SELECTED RATIOS (1)
Return on average assets	0.93%	1.04%	(11)%	0.88%	6%
Return on average equity	7.67	7.14	7	7.50	2
Efficiency ratio (2)	64.84	65.70	(1)	67.54	(4)
Average equity to average assets	12.08	14.51	(17)	11.78	3
Tier 1 leverage capital ratio(3)	11.34	14.29	(21)	11.11	2
Total risk-based capital ratio(3)	17.53	22.33	(22)	17.20	2
Net interest margin (4)	4.63	4.79	(3)	4.64	(0)

PER SHARE DATA
Basic earnings per share	$ 0.44	$ 0.38	16%	$ 0.42	5%
Diluted earnings per share	0.41	0.37	11	0.40	3
Book value at period end	21.23	19.75	8	20.86	2
Tangible book value at period end	20.57	19.47	6	20.20	2

PER SHARE DATA
Shares outstanding at period end	7,114,516	7,099,164	0%	7,097,270	0%
Weighted average shares outstanding
Basic	6,577,378	6,481,911	2%	6,532,620	1%
Diluted	6,950,916	6,768,578	3	6,903,323	1

(1)	With the exception of end-of-period ratios, all ratios are based on average monthly balances during the respective periods.
(2)	The efficiency ratio represents noninterest expense as a percentage of total revenues. Total revenues is the sum of net interest income and noninterest income.
(3)	Capital ratios are end of period ratios for the Bank only.
(4)	Net interest margin represents net interest income as a percentage of average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 35%.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION

	September 30, 2014			June 30, 2014			September 30, 2013
	Covered	Noncovered	Total	Covered	Noncovered	Total	Covered	Noncovered	Total
(dollars in thousands)
CREDIT QUALITY(1) (2)
Nonaccrual loans	$ 3,432	$ 11,785	$ 15,217	$ 4,376	$ 15,222	$ 19,598	$ 5,807	$ 15,784	$ 21,591
Accruing loans past due 90 days and over	-	-	-	-	-	-	-	-	-
Total nonperforming loans	3,432	11,785	15,217	4,376	15,222	19,598	5,807	15,784	21,591
Foreclosed assets	2,195	5,151	7,346	2,677	4,255	6,932	3,064	2,786	5,850
Total nonperforming assets	5,627	16,936	22,563	7,053	19,477	26,530	8,871	18,570	27,441
Performing troubled debt restructurings	3	732	735	3	212	215	6	437	443
Total nonperforming assets and troubled
debt restructurings	$ 5,630	$ 17,668	$ 23,298	$ 7,056	$ 19,689	$ 26,745	$ 8,877	$ 19,007	$ 27,884

Nonperforming assets to total assets			1.79%			2.11%			2.85%
Nonperforming loans to total assets			1.21			1.56			2.24
Nonperforming loans to total loans			1.68			2.16			3.17
Allowance for loan losses to nonperforming assets			32.88			29.24			23.55
Allowance for loan losses to nonperforming loans			48.75			39.58			29.93
Allowance for loan losses to total loans			0.82			0.85			0.95

Year-to-date loan charge-offs			$ 1,434			$ 197			$ 2,135
Year-to-date loan recoveries			86			81			58
Year-to-date net loan charge-offs (recoveries)			$ 1,348			$ 116			$ 2,077
Annualized YTD net loan charge-offs to total loans			0.20%			0.03%			0.41%

(1)

Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due. Nonperforming assets consist of nonperforming loans and repossessed assets. It is our policy to cease accruing interest on loans 90 days or more past due. Repossessed assets consist of assets acquired through foreclosure or acceptance of title in-lieu of foreclosure.

(2)

Asset quality information includes assets covered under FDIC loss sharing agreements. Such assets covered by FDIC loss sharing agreements are referred to as "Covered" assets.
All other assets are referred to as "Noncovered".

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CONTACT: John W. Bordelon, President and CEO (337) 237-1960